EXHIBIT 99.1

TTM Technologies, Inc. Updates Its First Quarter 2015 Guidance

COSTA MESA, Calif., April 21, 2015 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI) ("TTM"), a major global printed circuit board ("PCB") manufacturer, today updated its first quarter 2015 guidance in conjunction with its ongoing financing activities related to its previously announced proposed acquisition of Viasystems Group, Inc. (Nasdaq:VIAS).

Based on preliminary, unaudited financial results, TTM now expects first quarter 2015 revenue to be approximately $329 million, compared to its previously announced range of $310 million to $330 million and revenue of $292 million in the first quarter of 2014. Non-GAAP net income in the first quarter of 2015 is expected to be approximately $0.13 per diluted share, compared to its previously announced range of $0.06 to $0.12 per diluted share and non-GAAP net income of $0.01 per diluted share in the first quarter of 2014. TTM expects adjusted EBITDA in the first quarter of 2015 to be approximately $42 million, compared to $29 million in the first quarter of 2014.

TTM's first quarter 2015 results are preliminary and are therefore subject to change until completion of TTM's customary quarterly closing and review procedures. TTM expects to report actual results on April 29, 2015.

First Quarter 2015 Conference Call Information

TTM will host a conference call and webcast to discuss first quarter 2015 results and second quarter 2015 outlook on Wednesday, April 29, 2015, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call may include forward-looking statements.

Telephone access is available by dialing domestic 1-888-539-3678 or international 1-719-325-2420 (ID 2158367). The conference call also will be webcast on TTM's website at www.ttmtech.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM's website at www.ttmtech.com.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance, including TTM's financial results for the first quarter of 2015. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM's current expectations, and TTM does not undertake to update or revise these forward-looking statements except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM's products, market pressures on prices of TTM's products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM's dependence upon a small number of customers and other "Risk Factors" set forth in TTM's most recent SEC filings.

About Our Non-GAAP Financial Measures

This release includes information about TTM's expected non-GAAP earnings per share and adjusted EBITDA, which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM's ongoing financial performance.

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges. Management believes that the non-GAAP financial information—which adds back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, acquisition-related costs, asset impairments, restructuring and other unusual or infrequent items as well as the associated tax impact of these charges and discrete tax items—provides additional useful information to investors regarding TT'M's ongoing financial condition and results of operations.

A material limitation associated with the use of non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. For a reconciliation of non-GAAP earnings per share and adjusted EBITDA for the first quarter of 2014, please see TTM's press release dated April 30, 2014. The non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Contact:
Todd Schull, CFO
714-327-3000